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                                                                Exhibit 23.3


                                  LAW OFFICES
                                 LASHLY & BAER
                           A PROFESSIONAL CORPORATION

                               714 LOCUST STREET
                         ST. LOUIS, MISSOURI 03101-1699

                                 (314) 621-2939
                              FAX: (314) 621-6844



                                 July 31, 1997


We hereby consent to be named as an expert in the "Experts" section of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission by Renex Corp.


                                        Very truly yours,

                                        LASHLY & BAER, P.C.




                                        By: /s/ Richard Watters
                                            ------------------------------
                                            Richard Watters